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EXHIBIT 10.26

Sabre Inc. 3150 Sabre Drive Southlake, Texas 76092
Tel: (682) 605-10000

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                      October 2, 2002

Mr. William J. Hannigan
5116 Glenview Court
Plano, Texas 75093

  Re:
  Amendment to Employment Agreement Life Insurance Provisions

Dear Bill:

        At the time you began employment with Sabre Inc., the Company's flexible benefits program limited base life insurance coverage to a maximum of $70,000. The Company agreed in your Employment Agreement to provide you with a $250,000 supplemental life insurance policy through a split dollar life insurance program.

        Notwithstanding the Employment Agreement, the Company never provided you with split dollar life insurance. Instead, we agreed that the Company would provide you with supplemental term life insurance. Your current policy is a Term Life Policy carried by Security Life of Denver Insurance Company.

        On January 1, 2001, Sabre began offering enhanced life insurance coverage under its flexible benefits program. Under the new program, the Company provides you with life insurance coverage equal to 200% of your annual salary. You may also purchase supplemental life insurance coverage. These policies are subject to a combined maximum coverage of $2 million, with a maximum guaranteed issue of $1.5 million.

        These enhanced life insurance offerings provide significantly greater benefits than the original level of coverage contemplated by your Employment Agreement. Accordingly, there is no need for the Company to renew your current term life insurance policy on its December 14, 2002 expiration. Moreover, Section 402 of the Sarbanes-Oxley Act of 2002 has been construed to limit Sabre's ability to provide executive officers with split dollar life insurance policies, as contemplated by the Employment Agreement.

        Therefore, as we discussed, Sabre will not renew your current term life insurance policy. You have the option of converting that policy to an individual policy through the carrier. Furthermore, we hereby amend your Employment Agreement dated December 9, 1999 to delete the provision that requires the Company to provide you with a supplemental life insurance policy having a face value of $250,000 through a split dollar life insurance program.

Sabre Inc.

/s/ MICHAEL E. HAEFNER By: Michael E. Haefner Title: Senior Vice President—Human Resources

Agreed to and accepted:

/s/ WILLIAM J. HANNIGAN William J. Hannigan

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  EXHIBIT 10.26